CUSIP  SERVICE  BUREAU                                              Exhibit  1 I

STANDARD & POOR'S, a division of The McGraw-Hill Companies, Inc.
55  Water  Street,  New  York,  NY  l0041

February  08,  2001

Randy  Larson
VTAA  INTERNATIONAL,  INC.
1027  SOUTH  RAINBOW  BLVD
LAS  VEGAS,  NV  89145

Mr.  Randy  Larson

This is in response to your request for the EXPRESS assignment of a Corporate CUSIP Number to:

ISSUER  :  WTAA  INTL  INC
CUSIP  Issuer  Number:  92933Q

IMPORTANT  NOTICE:

     The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks suspension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation bv the CUSIP Service Bureau within 10 days of the offering date.

     E-Mail addresses for electronic documents:          Print  documents:

Corporate       cusip_corp@mgh.com        CUSIF Service Bureau
Municipal       cusip_muni@mgh.com        Standard & Poor's CUSIP Service Bureau
PPN             cusip_ppn@mgh.com         55  Water  Street,  47th Floor
International   cusip_global@mgh.com      New  York,  NY 10041

     'Requestor' receives a 10% discount on CUSIP applications made via the Internet. From the CUSIP home page (wvw.cusip.com), click the CUSIPRequest button.

     Please  call  me  at  (212)  438-6565  with  any  questions.

                                Sincerely yours,

                                Gerard Faulkner
                                             Manager
                                             CUSIP Service Bureau

The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be, and should not be construed as, an endorsement of such security, a recommendation to purchase, sell or hold such security or an opinion as to the legal validity of such security.

CUSIF Trademark of the Committee on Uniform Security Identification Procedures. The American Bankers Association.

CUSIP NUMBER          ISIN  NUMBER       ISSUE  DESCRIPTION        RATE MATURITY
92933Q  20  0         US92933Q2003       COM  NEW